Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated March 28, 2014 on the consolidated financial statements of Solar Wind Energy Tower, Inc. as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 and for the period from July 26, 2010 (date of inception) through December 31, 2013 which appear in this Registration Statement on Amendment No. 2 to Form S-1.

/s/ RBSM LLP

New York, New York

September 17, 2014